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                                                                    Exhibit 2.3

                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

                                     BETWEEN

                                  ADAPTEC, INC.

                                       AND

                                   ROXIO, INC.

                                November ___, 2000


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                                TABLE OF CONTENTS

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ARTICLE I. MUTUAL RELEASES; INDEMNIFICATION...........................................................................1

      Section 1.1.        Release of Pre-Closing Claims...............................................................1
      Section 1.2.        Indemnification by Roxio....................................................................2
      Section 1.3.        Indemnification by Adaptec..................................................................3
      Section 1.4.        Indemnification With Respect to Environmental Actions and Conditions........................3
      Section 1.5.        Reductions for Insurance Proceeds and Other Recoveries......................................4
      Section 1.6.        Procedures for Defense, Settlement and Indemnification of Third Party Claims................4
      Section 1.7.        Additional Matters..........................................................................5
      Section 1.8.        Survival of Indemnities.....................................................................6
      Section 1.9.        Other Agreements Evidencing Indemnification Obligations.....................................6

ARTICLE II. INSURANCE MATTERS.........................................................................................6

      Section 2.1.        Roxio Insurance Coverage After the Separation Date..........................................6
      Section 2.2.        Cooperation and Agreement Not to Release Carriers...........................................6
      Section 2.3.        Procedures With Respect to Insured Roxio Liabilities........................................7
      Section 2.4.        Cooperation.................................................................................7
      Section 2.5.        No Assignment or Waiver.....................................................................7
      Section 2.6.        No Liability................................................................................7
      Section 2.7.        Further Agreements..........................................................................7
      Section 2.8.        Matters Governed by Employee Matters Agreement..............................................8

ARTICLE III. DISPUTE RESOLUTION.......................................................................................8

      Section 3.1.        Negotiation.................................................................................8
      Section 3.2.        Proceedings.................................................................................8
      Section 3.3.        Continuity of Service and Performance.......................................................9

ARTICLE IV. MISCELLANEOUS.............................................................................................9

      Section 4.1.        Entire Agreement............................................................................9
      Section 4.2.        Governing Law...............................................................................9
      Section 4.3.        Notices.....................................................................................9
      Section 4.4.        Counterparts...............................................................................10
      Section 4.5.        Binding Effect; Assignment.................................................................10
      Section 4.6.        Severability...............................................................................10
      Section 4.7.        Waiver of Breach...........................................................................11
      Section 4.8.        Amendment and Execution....................................................................11
      Section 4.9.        Authority..................................................................................11
      Section 4.10.       Descriptive Headings.......................................................................11
      Section 4.11.       Gender and Number..........................................................................11
      Section 4.12.       Additional Assurances......................................................................11
      Section 4.13.       Force Majeure..............................................................................11

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                        TABLE OF CONTENTS (CONTINUED)

ARTICLE V. DEFINITIONS...............................................................................................12

      Section 5.1.        Adaptec Business...........................................................................12
      Section 5.2.        Adaptec Facilities.........................................................................12
      Section 5.3.        Adaptec Group..............................................................................12
      Section 5.4.        Adaptec Indemnitees........................................................................12
      Section 5.5.        Action.....................................................................................12
      Section 5.6.        Assets.....................................................................................12
      Section 5.7.        Assignment Agreement.......................................................................12
      Section 5.8.        Employee Matters Agreement.................................................................12
      Section 5.9.        Environmental Actions......................................................................12
      Section 5.10.       Environmental Conditions...................................................................12
      Section 5.11.       Environmental Laws.........................................................................13
      Section 5.12.       Hazardous Materials........................................................................13
      Section 5.13.       Indemnifying Party.........................................................................13
      Section 5.14.       Indemnitee.................................................................................13
      Section 5.15.       Insurance Policies.........................................................................13
      Section 5.16.       Insurance Proceeds.........................................................................13
      Section 5.17.       Insured Roxio Liability....................................................................13
      Section 5.18.       IPO Date...................................................................................13
      Section 5.19.       IPO Liabilities............................................................................13
      Section 5.20.       IPO Registration Statement.................................................................13
      Section 5.21.       Liabilities................................................................................14
      Section 5.22.       Person.....................................................................................14
      Section 5.23.       Pre-Separation Third Party Site Liabilities................................................14
      Section 5.24.       Release....................................................................................14
      Section 5.25.       Roxio Business.............................................................................14
      Section 5.26.       Roxio Contracts............................................................................14
      Section 5.27.       Roxio Facilities...........................................................................14
      Section 5.28.       Roxio Group................................................................................14
      Section 5.29.       Roxio Indemnitees..........................................................................14
      Section 5.30.       Roxio Liabilities..........................................................................14
      Section 5.31.       Separation.................................................................................14
      Section 5.32.       Separation Agreement.......................................................................15
      Section 5.33.       Separation Date............................................................................15
      Section 5.34.       Subsidiary.................................................................................15
      Section 5.35.       Tax Sharing Agreement......................................................................15
      Section 5.36.       Taxes......................................................................................15
      Section 5.37.       Third Party Claim..........................................................................15


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                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

         This Indemnification and Insurance Matters Agreement (this "AGREEMENT") is entered into on November ___, 2000 between Adaptec, Inc., a Delaware corporation ("ADAPTEC"), and Roxio, Inc., a Delaware corporation ("ROXIO"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in ARTICLE V below. Adaptec and Roxio are sometimes referred to herein individually as a "party" or collectively as the "parties."

                                    RECITALS

         WHEREAS, Adaptec and its Subsidiaries have transferred or will transfer to Roxio and its Subsidiaries effective as of the Separation Date, substantially all of the assets of the Roxio Business in accordance with the Separation Agreement.

         WHEREAS, the parties desire to set forth certain agreements regarding indemnification and insurance.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.

                        MUTUAL RELEASES; INDEMNIFICATION

         SECTION 1.1.      RELEASE OF PRE-CLOSING CLAIMS      .

         (a) ROXIO RELEASE. Except as provided in SECTION 1.1(C) to this Agreement, effective as of the Separation Date, Roxio does hereby, for itself and as agent for each member of the Roxio Group, remise, release and forever discharge the Adaptec Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

         (b) ADAPTEC RELEASE. Except as provided in SECTION 1.1(c) to this Agreement, effective as of the Separation Date, Adaptec does hereby, for itself and as agent for each member of the Adaptec Group, remise, release and forever discharge the Roxio Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

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         (c)      NO IMPAIRMENT. Nothing contained in SECTION 1.1(a) or (b)
shall impair any right of any Person to enforce the Separation Agreement or any other Ancillary Agreement (including this Agreement), in each case in accordance with its terms.

         (d) NO ACTIONS AS TO RELEASED CLAIMS. Roxio agrees, for itself and as agent for each member of the Roxio Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Adaptec or any member of the Adaptec Group, or any other Person released pursuant to SECTION 1.1(a), with respect to any Liabilities released pursuant to SECTION 1.1(a). Adaptec agrees, for itself and as agent for each member of the Adaptec Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Roxio or any member of the Roxio Group, or any other Person released pursuant to SECTION 1.1(b), with respect to any Liabilities released pursuant to SECTION 1.1(b).

         (e) FURTHER INSTRUMENTS. At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

         SECTION 1.2. INDEMNIFICATION BY ROXIO. Subject to SECTIONS 1.4 and 1.5 or as otherwise provided in this Agreement, Roxio shall, for itself and as agent for each member of the Roxio Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Adaptec Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the Adaptec Indemnitees, or which are imposed upon the Adaptec Indemnitees, and that (without duplication)

                  (i) primarily relate to, arise out of or result from the Roxio Business prior to the Separation Date other than any Liability which arises out of or results from the intentional and willful misconduct of an employee of the Adaptec Group other than an employee who becomes an employee of the Roxio Group;

or that relate to, arise out of or result from any of the following items:

                  (ii)     the Roxio Business after the Separation Date;

                  (iii) any Roxio Liability or any Roxio Contract other than any Liability which arises out of or results from the intentional and willful misconduct of an employee of the Adaptec Group prior to the Separation Date, other than an employee who becomes an employee of the Roxio Group;

                  (iv) any breach by Roxio or any member of the Roxio Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement); and

                  (v)      any IPO Liabilities.

This SECTION 1.2 shall not apply to:

                  (i) any Liability created under federal or state securities laws arising from or related to statements made by Adaptec in filings with the United States Securities and Exchange


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Commission prior to the Separation Date or press releases issued by Adaptec addressing the Roxio Business prior to the Separation Date; or

                  (ii)     any Liability indemnified under SECTION 1.4.

         SECTION 1.3. INDEMNIFICATION BY ADAPTEC. Except as otherwise provided in this Agreement, Adaptec shall, for itself and as agent for each member of the Adaptec Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Roxio Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the Roxio Indemnitees, or which are imposed upon the Roxio Indemnitees, and that (without duplication)

                  (i) relate to, arise out of or result from the Roxio Business prior to the Separation Date to the extent that such items are not the responsibility of Roxio as an Indemnifying Party pursuant to SECTION 1.2(i)-(iv) above;

or that relate to, arise out of or result from any of the following items:

                  (ii) the Adaptec Business or any Liability of the Adaptec Group other than the Roxio Liabilities;

                  (iii) any breach by Adaptec or any member of the Adaptec Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement).

This SECTION 1.3 shall not apply to any Liability indemnified under SECTION 1.4.

         SECTION 1.4. INDEMNIFICATION WITH RESPECT TO ENVIRONMENTAL ACTIONS AND CONDITIONS.

         (a) INDEMNIFICATION BY ROXIO. Roxio shall, for itself and as agent for each member of the Roxio Group, indemnify, defend and hold harmless the Adaptec Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from Environmental Conditions (i) arising out of operations occurring on and after the Separation Date at any of the Roxio Facilities, or (ii) on any of the Roxio Facilities arising from an event causing contamination that first occurs on or after the Separation Date (including any Release of Hazardous Materials occurring after the Separation Date that migrates to any of the Roxio Facilities), except to the extent that such Environmental Conditions arise out of the operations of the Adaptec Group on and after the Separation Date.

         (b) INDEMNIFICATION BY ADAPTEC. Adaptec shall, for itself and as agent for each member of the Adaptec Group, indemnify, defend and hold harmless the Roxio Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from any of the following items:

                  (i) Environmental Conditions (x) existing on, under, about or in the vicinity of any of the Roxio Facilities prior to the Separation Date, or (y) arising out of operations occurring on or before the Separation Date at any of the Roxio Facilities;


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                  (ii)     Except as arising out of the operations of the Roxio
Group on and after the Separation Date, Environmental Conditions on, under, about or arising out of operations occurring at any time, whether before or after the Separation Date, at any of the Adaptec Facilities; and

                  (iii)    Pre-Separation Third Party Site Liabilities.

         (c) AGREEMENT REGARDING PAYMENTS TO INDEMNITEE. In the event an Indemnifying Party makes any payment to or on behalf of an Indemnitee with respect to an Environmental Action for which the Indemnifying Party is obligated to indemnify under this SECTION 1.4, and the Indemnitee subsequently receives any payment from a third party on account of the same financial obligation covered by the payment made by the Indemnifying Party for that Environmental Action or otherwise diminishes the financial obligation, the Indemnitee will promptly pay the Indemnifying Party the amount by which the payment made by the Indemnifying Party, exceeds the actual cost of the financial obligation.

         SECTION 1.5. REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The indemnification provided in SECTIONS 1.2, 1.3 and 1.4 shall not apply to amounts recovered by an Indemnitee from any third party and/or insurance policy by or on behalf of such Indemnitee in respect of the related loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any indemnifiable loss and later receives Insurance Proceeds or other amounts in respect of such indemnifiable loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such indemnifiable loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnifying Party, its proportionate share (based on payments received from the Indemnifying Parties) of such Insurance Proceeds).

         SECTION 1.6.      PROCEDURES FOR DEFENSE, SETTLEMENT AND
INDEMNIFICATION OF THIRD PARTY CLAIMS.

         (a) NOTICE OF CLAIMS. If a Adaptec Indemnitee or a Roxio Indemnitee (as applicable) (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Adaptec Group or the Roxio Group of any claim or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which a party (an "INDEMNIFYING PARTY") may be obligated to provide indemnification to such Indemnitee pursuant to SECTION 1.2, 1.3 or 1.4, or any other section of the Separation Agreement or any Ancillary Agreement (including this Agreement), Adaptec and Roxio (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or


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failure of any Indemnitee or other Person to give notice as provided in this
SECTION 1.6(a) shall not relieve the related Indemnifying Party of its obligations under this ARTICLE I, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

         (b) DEFENSE BY INDEMNIFYING PARTY. Except as otherwise inconsistent with the provisions of any applicable Insurance Policy, an Indemnifying Party will manage the defense of and may settle or compromise any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 1.6(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee that the Indemnifying Party will assume responsibility for managing the defense of such Third Party Claim, which notice shall specify any reservations or exceptions.

         (c) DEFENSE BY INDEMNITEE. If an Indemnifying Party fails to assume responsibility for managing the defense of a Third Party Claim, or fails to notify an Indemnitee that it will assume responsibility as provided in
SECTION 1.6(a), such Indemnitee may manage the defense of such Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall reimburse all such costs and expenses in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim.

         (d) NO SETTLEMENT BY INDEMNITEE WITHOUT CONSENT. Unless the Indemnifying Party has failed to manage the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

         (e) NO CONSENT TO CERTAIN JUDGMENTS OR SETTLEMENTS WITHOUT CONSENT. Notwithstanding any provision of this SECTION 1.6, no party shall consent to entry of any judgment or enter into any settlement of a Third Party Claim without the consent of the other party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to (A) permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the other party or (B) affect the other party in a material fashion due to the allocation of Liabilities and related indemnities set forth in the Separation Agreement, this Agreement or any other Ancillary Agreement.

         SECTION 1.7.         ADDITIONAL MATTERS.

         (a) COOPERATION IN DEFENSE AND SETTLEMENT. With respect to any Third Party Claim that implicates both Roxio and Adaptec in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in the Separation Agreement, this Agreement or any of the Ancillary Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.


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         (b)      SUBROGATION. In the event of payment by or on behalf of any
Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

         (c) NOT APPLICABLE TO TAXES. This Agreement shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

         SECTION 1.8. SURVIVAL OF INDEMNITIES. Subject to SECTION 4.5, the rights and obligations of the members of the Adaptec Group and the Roxio Group under this ARTICLE I shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities or the sale by any member of the Adaptec Group or the Roxio Group of the capital stock or other equity interests of any Subsidiary to any Person.

         SECTION 1.9. OTHER AGREEMENTS EVIDENCING INDEMNIFICATION OBLIGATIONS. Adaptec hereby agrees to execute, for the benefit of any Roxio Indemnitee, such documents as may be reasonably requested by such Roxio Indemnitee, evidencing Adaptec's agreement that the indemnification obligations of Adaptec set forth in this Agreement inure to the benefit of and are enforceable by such Roxio Indemnitee. Roxio hereby agrees to execute, for the benefit of any Adaptec Indemnitee, such documents as may be reasonably requested by such Adaptec Indemnitee, evidencing Roxio's agreement that the indemnification obligations of Roxio set forth in this Agreement inure to the benefit of and are enforceable by such Adaptec Indemnitee.

                                   ARTICLE II.

                                INSURANCE MATTERS

         SECTION 2.1. ROXIO INSURANCE COVERAGE AFTER THE SEPARATION DATE. From and after the Separation Date, Roxio shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from Adaptec's insurance programs. Notwithstanding the foregoing, Adaptec, upon the request of Roxio, shall use all commercially reasonable efforts to assist Roxio in the transition to its own separate insurance programs from and after the Separation Date, and shall provide Roxio with any information that is in the possession of Adaptec and is reasonably available and necessary to either obtain insurance coverages for Roxio or to assist Roxio in preventing unintended self-insurance, in whatever form.

         SECTION 2.2. COOPERATION AND AGREEMENT NOT TO RELEASE CARRIERS. Each of Adaptec and Roxio will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of Adaptec and Roxio, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither Adaptec nor Roxio, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Except as otherwise contemplated by the Separation Agreement, this Agreement or any Ancillary Agreement, after the Separation Date, neither Adaptec nor Roxio shall (and shall ensure that no member of their respective Groups shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder. However, nothing in this
SECTION 2.2 shall (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability, or (C) require any member of any Group to renew, extend or continue any policy in force.

         SECTION 2.3.      PROCEDURES WITH RESPECT TO INSURED ROXIO LIABILITIES.

         (a) REIMBURSEMENT. Adaptec shall seek Roxio's approval, which approval shall not be unreasonably withheld, to incur attorneys fees, costs, or any other amounts to pursue insurance recoveries from Insurance Policies for insured Roxio Liabilities. Roxio will reimburse Adaptec for all such amounts incurred to pursue insurance recoveries from Insurance Policies for Insured Roxio Liabilities.

         (b) MANAGEMENT OF CLAIMS. Except as otherwise inconsistent with the provisions of any applicable Insurance Policy, the defense of claims, suits or actions giving rise to potential or actual Insured Roxio Liabilities will be managed (in conjunction with Adaptec's insurers, as appropriate) by the party that would have had responsibility for managing such claims, suits or actions had such Insured Roxio Liabilities been Roxio Liabilities.

         SECTION 2.4. COOPERATION. Adaptec and Roxio will cooperate with each other in all respects, and they shall execute any additional documents which are reasonably necessary, to effectuate the provisions of this ARTICLE II.

         SECTION 2.5. NO ASSIGNMENT OR WAIVER. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the Adaptec Group or the Roxio Group in respect of any Insurance Policy or any other contract or policy of insurance.

         SECTION 2.6. NO LIABILITY. Roxio does hereby, for itself and as agent for each other member of the Roxio Group, agree that no member of the Adaptec Group or any Adaptec Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of Adaptec and its Subsidiaries as in effect at any time prior to the Separation Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

         SECTION 2.7. FURTHER AGREEMENTS. The Parties acknowledge that they intend to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial

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responsibility. If it is determined that any action undertake pursuant to the
Separation Agreement, this Agreement or any Ancillary Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in the Separation Agreement, this Agreement and any Ancillary Agreement.

         SECTION 2.8.      MATTERS GOVERNED BY EMPLOYEE MATTERS AGREEMENT. This
ARTICLE II shall not apply to any insurance policies that are the subject of the Employee Matters Agreement.

                                  ARTICLE III.

                               DISPUTE RESOLUTION

         Resolution of any and all Disputes arising from or in connection with this Agreement shall be exclusively governed by and settled in accordance with the provisions of this ARTICLE III.

         SECTION 3.1. NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of Adaptec and Roxio. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) business days after such notice is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this SECTION 3.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, except as provided below in SECTION 3.2, neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either party to the other party, whichever occurs first.

         SECTION 3.2. PROCEEDINGS. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to SECTION 3.1, while such court action is pending.

         SECTION 3.3. CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this
ARTICLE III with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE IV.

                                  MISCELLANEOUS

         SECTION 4.1. ENTIRE AGREEMENT. This Agreement, the Master Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 4.2. GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California, San Jose Division, shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to SECTION 3.2.

         SECTION 4.3. NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

         IF TO ADAPTEC, INC.:

                  Adaptec, Inc.
                  691 S. Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention:  Vice President and General Counsel
                  Facsimile No.:  (408) 957-7137

         with a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  Henry P. Massey, Jr.
                  Facsimile No.:  650-493-6811

         IF TO ROXIO, INC.:

                  Roxio, Inc.
                  461 South Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention:  [             ]
                  Facsimile No.:  [                 ]

         with a copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Kevin A. Coyle
Facsimile No.:  916-930-3201

Adaptec and Roxio may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this SECTION 4.3.

         SECTION 4.4. COUNTERPARTS. This Agreement, including the other documents referred to herein, may be executed in counterparts via facsimile or otherwise, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 4.5. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Adaptec Group and each member of the Roxio Group. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

         SECTION 4.6. SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

         SECTION 4.7. WAIVER OF BREACH. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         SECTION 4.8. AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of Adaptec and Roxio by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         SECTION 4.9. AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 4.10 DESCRIPTIVE HEADINGS. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

         SECTION 4.11 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

         SECTION 4.12 ADDITIONAL ASSURANCES. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

         SECTION 4.13 FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

                                   ARTICLE V.

                                   DEFINITIONS

         SECTION 5.1. ADAPTEC BUSINESS. "ADAPTEC BUSINESS" has the meaning set forth in Section 7.1 of the Separation Agreement.

         SECTION 5.2. ADAPTEC FACILITIES. "ADAPTEC FACILITIES" means all of the real property and improvements thereon owned or occupied at any time on or before the Separation Date by any member of the Adaptec Group, whether for the Adaptec Business or the Roxio Business, excluding the Roxio Facilities.

         SECTION 5.3. ADAPTEC GROUP. "ADAPTEC GROUP" means Adaptec, each Subsidiary of Adaptec (other than any member of the Roxio Group) immediately after the Separation Date and each Person that becomes a Subsidiary of Adaptec after the Separation Date.

         SECTION 5.4. ADAPTEC INDEMNITEES. "ADAPTEC INDEMNITEES" means Adaptec, each member of the Adaptec Group and each of their respective directors, officers and employees.

         SECTION 5.5. ACTION. "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

         SECTION 5.6.       ASSETS. "ASSETS" has the meaning set forth in
Section 5.4 of the Assignment Agreement.

         SECTION 5.7. ASSIGNMENT AGREEMENT. "ASSIGNMENT AGREEMENT" means the General Assignment and Assumption Agreement attached as Exhibit C to the Separation Agreement.

         SECTION 5.8. EMPLOYEE MATTERS AGREEMENT. "EMPLOYEE MATTERS AGREEMENT" means the Employee Matters Agreement attached as Exhibit E to the Separation Agreement.

         SECTION 5.9. ENVIRONMENTAL ACTIONS. "ENVIRONMENTAL ACTIONS" means any notice, claim, act, cause of action, order, decree or investigation by any third party (including, without limitation, any Governmental Authority) alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, damage to flora or fauna caused by Environmental Conditions, real property damages, personal injuries or penalties) arising out of, based on or resulting from the Release of or exposure of any individual to any Hazardous Materials.

         SECTION 5.10. ENVIRONMENTAL CONDITIONS. "ENVIRONMENTAL CONDITIONS" means the presence in the environment, including the soil, groundwater, surface water or ambient air, of any Hazardous Material at a level which exceeds any applicable standard or threshold under any Environmental Law or otherwise requires investigation or remediation (including, without limitation, investigation, study, health or risk assessment, monitoring, removal, treatment or transport) under any applicable Environmental Laws.

         SECTION 5.11. ENVIRONMENTAL LAWS. "ENVIRONMENTAL LAWS" means all laws and regulations of any Governmental Authority with jurisdiction that relate to the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including laws and regulations relating to the Release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a Release of Hazardous Materials.

         SECTION 5.12. HAZARDOUS MATERIALS. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, hazardous substances, petroleum and petroleum products or any fraction thereof.

         SECTION 5.13. INDEMNIFYING PARTY. "INDEMNIFYING PARTY" has the meaning set forth in Section 1.6(a) hereof.

         SECTION 5.14. INDEMNITEE. "INDEMNITEE" has the meaning set forth in Section 1.6(a) hereof.

         SECTION 5.15. INSURANCE POLICIES. "INSURANCE POLICIES" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

         SECTION 5.16. INSURANCE PROCEEDS. "INSURANCE PROCEEDS" means those monies:

         (a)      received by an insured from an insurance carrier; or

         (b)      paid by an insurance carrier on behalf of the insured;

from Insurance Policies.

         SECTION 5.17. INSURED ROXIO LIABILITY. "Insured Roxio Liability" means any Roxio Liability to the extent that (i) it is covered under the terms of Adaptec's Insurance Policies in effect prior to the Separation Date, and (ii) Roxio is not a named insured under, or otherwise entitled to the benefits of, such Insurance Policies.

         SECTION 5.18. IPO DATE. "IPO DATE" means the date on which Roxio effects its initial public offering of common stock. Scheduled to occur on or before December 15, 2000.

         SECTION 5.19. IPO LIABILITIES. "IPO LIABILITIES" means any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of a IPO Registration Statement.

         SECTION 5.20. IPO REGISTRATION STATEMENT. "IPO REGISTRATION STATEMENT" means the registration statement on Form S-1 pursuant to the Securities Act to be filed with the SEC registering the shares of common stock of Roxio to be issued in the IPO, together with all amendments thereto.

         SECTION 5.21. LIABILITIES. "LIABILITIES" has the meaning set forth in Section 5.24 of the Assignment Agreement.

         SECTION 5.22. PERSON. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         SECTION 5.23. PRE-SEPARATION THIRD PARTY SITE LIABILITIES. "PRE-SEPARATION THIRD PARTY SITE LIABILITIES" means any and all Environmental Actions arising out of Hazardous Materials found on, under or about any landfill any waste, storage, transfer or recycling site and resulting from or arising out of Hazardous Materials stored, treated, recycled disposed or otherwise handled at such site prior to the Separation Date (whether for the operation of the Roxio Business or for the operation of any past or presently (as of the date hereof) existing Adaptec Business as operated on or before the Separation Date).

         SECTION 5.24. RELEASE. "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

         SECTION 5.25. ROXIO BUSINESS. "ROXIO BUSINESS" means the business and operations of Roxio, as described in the IPO Registration Statement and except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Roxio Business as then conducted.

         SECTION 5.26. ROXIO CONTRACTS. "ROXIO CONTRACTS" has the meaning set forth in SECTION 5.35 of the Assignment Agreement.

         SECTION 5.27. ROXIO FACILITIES. "ROXIO FACILITIES" means all of those facilities to be transferred to Roxio on the Separation Date as set forth on Schedule 1 to the Real Estate Matters Agreement.

         SECTION 5.28. ROXIO GROUP. "ROXIO GROUP" has the meaning set forth in Section 7.30 of the Separation Agreement.

         SECTION 5.29. ROXIO INDEMNITEES. "ROXIO INDEMNITEES" means Roxio, each member of the Roxio Group and each of their respective directors, officers and employees.

         SECTION 5.30. ROXIO LIABILITIES. "ROXIO LIABILITIES" has the meaning set forth in Section 1.3 of the Assignment Agreement.

         SECTION 5.31. SEPARATION. "SEPARATION" has the meaning set forth in the Recitals of the Separation Agreement.

         SECTION 5.32. SEPARATION AGREEMENT. "SEPARATION AGREEMENT" means the Master Separation and Distribution Agreement dated as of September __, 2000, of which this is an Exhibit thereto.

         SECTION 5.33. SEPARATION DATE. "SEPARATION DATE" has the meaning set forth in Section 7.32 of the Separation Agreement.

         SECTION 5.34. SUBSIDIARY. "SUBSIDIARY" has the meaning set forth in Section 7.33 of the Separation Agreement.

         SECTION 5.35. TAX SHARING AGREEMENT. "TAX SHARING AGREEMENT" means the Tax Sharing Agreement, attached as EXHIBIT F to the Separation Agreement.

         SECTION 5.36. TAXES. "TAXES" has the meaning set forth in the Tax Sharing Agreement.

         SECTION 5.37. THIRD PARTY CLAIM. "THIRD PARTY CLAIM" has the meaning set forth in Section 1.6(a) of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Insurance Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

ADAPTEC, INC.                              ROXIO, INC.

By:                                        By:
   ----------------------------------         ----------------------------------
Name:                                      Name:
      -------------------------------           --------------------------------
Title:                                     Title:
       ------------------------------            -------------------------------